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                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 19, 1998, relating to the financial statements of Perimeter Maintenance Corporation which appears in Building One Services Corporation's Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC
Atlanta, Georgia
December 23, 1999